Exhibit 23.1

Consent of Independent Certified Public Accountants

We consent to the use in this Registration Statement on Form SB-2 (Amendment No. 2) of our report dated March 16, 2007, relating to the financial statements of Jagged Peak, Inc., and to the reference to our Firm under the caption “Experts” in such Registration Statement Amendment.

/s/ Pender Newkirk & Company LLP

Pender Newkirk & Company LLP

Certified Public Accountants

Tampa, Florida

September 19, 2007